UNITED STATES
		 SECURITIES AND EXCHANGE COMMISSION
		       Washington, D.C. 20549

			      FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


			 Body Art & Science, Inc.
                    ----------------------------------
	      (Name of small business issuer in its charter)

    Nevada                  5122                 88-0475452
  ---------               --------             ------------
(State or jurisdiction   (Primary Standard     (I.R.S. Employer
of incorporation or       Industrial          Identification No.)
organization)           Classification Code
			    Number)


		 7201 West Lake Mead Blvd., Suite 360
			 Las Vegas, NV 89128
			    (702) 304-4500
           ---------------------------------------------------
	(Address and telephone number of principal executive offices)


		 7201 West Lake Mead Blvd., Suite 360
			 Las Vegas, NV 89128
			    (702) 304-4500
               ----------------------------------------
	      (Address of principal place of business or
		intended principal place of business)

                             Kevin Liske
		 7201 West Lake Mead Blvd., Suite 360
			 Las Vegas, NV 89128
			    (702) 304-4500
            -------------------------------------------------
	 (Name, address and telephone number of agent for service)

			      Copies to:
		    NevWest Securities Corporation
	       2654 West Horizon Ridge Pkwy, Suite B-3
			 Henderson, NV 89052
			    (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

		   CALCULATION OF REGISTRATION FEE
___________________________________________________________________
Tile of each     Dollar     Proposed      Proposed     Amount of
class of      amount to    maximum      maximum     registratio
securities to      be       offering     aggregate       n fee
be registered  registered   price per  offering price
			   share
Common Stock   $750,000.00     $0.25     $750,000.00     $69.00
 __________________________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




PAGE -1-




                                                                   Prospectus
                          Body Art & Science, Inc.
                      3,000,000 Shares of Common Stock
                               $0.25 per Share

Body Art & Science, Inc. is offering a minimum of 1,000,000 and a maximum of 3,000,000 shares of its $0.001 par value common stock at a price of $0.25 per share. The proceeds from the sale of the Shares in this offering will be payable to Wells Fargo Bank Arizona fbo BAS. All subscription funds will be held in the escrow account pending the achievement of the minimum offering and no funds shall be released to Body Art & Science, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned promptly to investors without interest or deduction of fees.

Body Art & Science, Inc. has entered into a Placement Agent Agreement with NevWest Securities Corporation, a registered broker/dealer. Pursuant to the Placement Agent Agreement, NevWest Securities Corporation will act as the exclusive agent or finder for Body Art & Science, Inc. in conjunction with the offering. The full text of the Placement Agent Agreement is attached as an exhibit to this prospectus. The material terms of the Placement Agent Agreement, including the compensation to NevWest in conjunction with the Offering, are described in detail in this Prospectus, Item 8 "Plan of Distribution," starting on page 10. Said compensation shall consist of (a) a non-refundable retainer in the amount of $3,500.00, (b) a success fee of $15,000 in the event that greater than $400,000 in gross proceeds are raised,
(c) cash commissions of 7.5% of the gross proceeds, and (d) commissions in the form of shares of common stock equal to 2.5% of the gross proceeds valued at a price per share equal to the price of shares in this offering. Once the minimum offering is achieved, broker fees and commissions, in addition to expenses of the offering, may be deducted directly from the proceeds of the offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Notwithstanding the conditions (i) and
(ii) above, Body Art & Science, Inc. in its sole discretion may terminate the offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of its Board of Directors.

Prior to this offering, there has been no public market for the common stock of Body Art & Science, Inc. Neither the Nasdaq National Market nor any national securities exchange lists the common stock of Body Art & Science, Inc.

          INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" STARTING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________________________________________
           Number   Offering    Underwriting    Proceeds to the
             of       Price      Discounts &        Company
           Shares                Commissions

Per Share     1           $0.25       $0.02            $0.23

  Total   1,000,000 $250,000.00  $18,750.00      $231,250.00
 minimum
  Total   3,000,000 $750,000.00  $56,250.00      $693,750.00
 maximum
 _______________________________________________________________

               The date of this prospectus is October 24, 2002



PAGE -2-



                              TABLE OF CONTENTS

                                                                    PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                            4
 Item 3. Summary Information and Risk Factors.                        4
 Item 4. Use of Proceeds.                                             9
 Item 5. Determination of Offering Price.                            10
 Item 6. Dilution.                                                   10
 Item 8. Plan of Distribution.                                       10
 Item 9. Legal Proceedings.                                          11
 Item 10. Directors, Executive Officers, Promoters and Control
          Persons.                                                   12
 Item 11. Security Ownership of Certain Beneficial Owners and
          Management.                                                14
 Item 12. Description of Securities.                                 14
 Item 13. Interest of Named Experts and Counsel.                     15
 Item 14. Disclosure of Commission Position of Indemnification for
          Securities Act Liabilities.                                15
 Item 15. Organization Within Last Five Years.                       15
 Item 16. Description of Business.                                   15
 Item 17. Management's Discussion and Plan of Operation.             20
 Item 18. Description of Property.                                   22
 Item 19. Certain Relationships and Related Transactions.            23
 Item 20. Market for Common Equity and Related Stockholder Matters.  24
 Item 21. Executive Compensation.                                    25
 Item 22. Financial Statements.                                      26
 Item 23. Changes In and Disagreements With Accountants on
          Accounting and Financial Disclosure.                       42
DEALER PROSPECTUS DELIVERY OBLIGATION                                43
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                      44
 Item 24. Indemnification of Directors and Officers.                 44
 Item 25. Other Expenses of Issuance and Distribution.               44
 Item 26. Recent Sales of Unregistered Securities.                   45
 Item 27. Exhibits.                                                  45
 Item 28. Undertakings.                                              46
SIGNATURES                                                           48



PAGE -3-



PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Body Art & Science, Inc. ("BAS" or the "Company") was incorporated in the State of Nevada on October 16, 2000. BAS develops, markets, and distributes unique, proprietary, scientifically based nutraceutical and cosmeceutical products in the areas of sports nutrition and weight loss, anti-aging and longevity, and therapeutic beauty to help an individual achieve his or her fitness, wellness, and quality-of-life goals.

As of the date of this prospectus, BAS has 25,993,000 shares of $0.001 par value common stock issued and outstanding.

BAS' administrative office is located at 7201 West Lake Mead Blvd., Suite 360, Las Vegas, NV 89128, telephone (702) 304-4500.

BAS' fiscal year end is December 31.

The Offering

BAS is offering a minimum of 1,000,000 shares ("Minimum Offering") and a maximum of 3,000,000 ("Maximum Offering") shares of its $0.001 par value common stock at a price of $0.25 per share. The proceeds from the sale of the shares in this offering will be payable to Wells Fargo Bank Arizona fbo BAS ("Escrow Account"). All subscription funds will be held in the escrow account pending the achievement of the minimum offering and no funds shall be released to BAS until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned promptly to investors without interest or deduction of fees. BAS will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

Body Art & Science, Inc. has entered into a Placement Agent Agreement with NevWest Securities Corporation, a registered broker/dealer. Pursuant to the Placement Agent Agreement, NevWest Securities Corporation will act as the exclusive agent or finder for Body Art & Science, Inc. in conjunction with the offering. The full text of the Placement Agent Agreement is attached as an exhibit to this prospectus. The material terms of the Placement Agent Agreement, including the compensation to NevWest in conjunction with the Offering, are described in detail in this Prospectus, Item 8 "Plan of Distribution," starting on page 10. Said compensation shall consist of (a) a non-refundable retainer in the amount of $3,500.00, (b) a success fee of $15,000 in the event that greater than $400,000 in gross proceeds are raised,
(c) cash commissions of 7.5% of the gross proceeds, and (d) commissions in the form of shares of common stock equal to 2.5% of the gross proceeds valued at a price per share equal to the price of shares in this offering which shall be restricted in accordance with Rule 144 and NASD Conduct Rule 2710(c)(7)(A). Once the minimum offering is achieved, broker fees and commissions,in addition to expenses of the offering, may be deducted directly from the proceeds of the offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Notwithstanding the conditions (i) and
(ii) above, Body Art & Science, Inc. in its sole discretion may terminate the offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of its Board of Directors.

BAS  will  apply the proceeds from the offering primarily to repay  a  bridge
loan  and  to  pay for advertising and product research & development.   (See
"Use of Proceeds.")

BAS' Transfer Agent is .Pacific Stock Transfer Company located at 500 East Warm Springs Road Suite 240, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033. Their fax number is (702) 732-7890.



PAGE -4-




The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors May Lose Their Entire Investment if the Business Plan of BAS Fails

BAS was organized on October 16, 2000. As a relatively new entrant in a highly competitive industry, BAS faces all of the risks inherent in any new business and, particularly, in new and rapidly evolving markets. There is no assurance that BAS will be able to sustain operations and generate a return to investors. If BAS fails to implement its business plan, the investors in this offering may lose their entire investment.

Additional  Rounds  of Financing May Dilute the Value of Investment  in  This
Offering

BAS expects that the proceeds from this offering will be adequate to continue operations and implement BAS' business plan. However, there is a possibility that BAS may need additional financing in the future, which, if available, may dilute the value of investment in this offering.

Intense Competition in a Growing Market May Jeopardize Business Prospects  of
BAS

BAS directly competes with several other companies and anticipates additional competition. Some competitors have significantly greater financial, distribution, advertising, marketing, management, and personnel resources than BAS. Additionally, the BAS' products may be susceptible to replication through reverse engineering despite patent protection or application, and may be reproducible at less cost elsewhere in the world. BAS' future success will depend to a significant degree upon its ability to remain competitive in the areas of product development, product timing, price, quality, and marketing, while operating within the constraints imposed by its limited financial resources. No assurances can be given that BAS will be able to compete effectively with others. This may result in a loss of market share and lower revenues.

Purchasers in this offering Will Have Limited Control Over Decision-Making Because Principal Stockholders, Officers and Directors of BAS Control the Majority of Outstanding Stock in BAS

The directors and executive officers and their affiliates beneficially presently own approximately 95.22% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this offering.

Implementation of BAS' Business Plan Largely Depends upon Key Personnel

BAS  is highly dependent upon the efforts of its operational officers, Donald
G. Cox, Jr., its President and Chief Executive Officer, and Kevin Liske, its Chairman and Chief Operating Officer. Mr. Cox and Mr. Liske are engaged full-
time  in  BAS.   They  are  and  will continue  to  be  instrumental  in  the development of BAS' business concept and the management of the Company's business. The loss of the services of either of these individuals could have a material adverse effect on the operations of BAS. BAS is also dependent upon the efforts of other individuals who are engaged in other businesses and professional activities on a full-time basis and as a result will devote only such time and energy to the business of BAS as they are able and they determine to be necessary. These individuals include Julio Garcia, MD. FACS, Jeff Golini, Sue Bury, Roderick Dorman, Rehan Jalali, and Tony Little.



PAGE -5-




BAS  Operates  in an Industry with Significant Exposure to Product  Liability
Claims

BAS, like other retailers, distributors and manufacturers of products designed for human consumption, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. BAS may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. In addition, although BAS maintains strict quality controls and procedures, including the quarantine and testing of raw materials and qualitative and quantitative testing of selected finished products, there can be no assurance that the BAS' products will not contain contaminated substances. In addition, in certain cases BAS relies on third party manufacturers for its products. BAS generally seeks to obtain contractual indemnification from parties supplying raw materials for its products or manufacturing or marketing its products, and to be added as an additional insured under such parties' insurance policies. Any such indemnification or insurance, however, is limited by its terms and any such indemnification, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that BAS does not have adequate insurance or contractual indemnification, product liabilities relating to its products could have a material adverse effect on the BAS business, financial condition and results of operations.

Although  many  of  the ingredients in BAS' products are vitamins,  minerals, herbs, and other substances, for which there is a long history of human consumption, some of BAS' products contain ingredients, for which no such history exists. In addition, although BAS believes all of its products are safe when taken as directed by BAS, there is little long-term experience with human consumption of certain of these product ingredients in concentrated form. Accordingly, there can be no assurance that BAS' products, even when used as directed, will have the effects intended or will not have harmful side effects. Any such unintended effects may result in adverse publicity or product liability claims which could have a material adverse effect on the Company's business, financial condition and results of operations.

BAS Has Limited Control over the Activities of Its Independent Distributors

BAS places significant reliance on a network of independent distributors to act as its primary sales force to mass-market retailers. Although BAS employs management personnel, including regional sales managers, to monitor the distributors closely, such distributors are not employed or otherwise controlled by BAS and are generally free to conduct their business at their own discretion. The simultaneous loss of the services of a number of these independent distributors could have a material adverse effect on BAS' business, financial condition and results of operations.

BAS  Is  Dependent  on  Vendors  and Product  Lines  and  Exclusive  Supplier
Arrangements

BAS anticipates purchasing significant amounts of its products from certain vendors. The loss of any of these vendors or their ability to produce products in a timely manner could have a material adverse affect on BAS. Furthermore, BAS is heavily dependent on All American Pharmaceuticals to manufacture several of its products. While there is currently no reason to believe All American Pharmaceuticals will not be able to meet future production needs, should circumstances arise which cause any delays in the production of the products, it will have a material effect on BAS' ability to achieve its plan.

Business  of  BAS  May  Suffer if There Is a Lack  of  Intellectual  Property
Protection

BAS' policy is to pursue registrations for all of the trademarks associated with its key products. BAS relies on common law trademark rights to protect its unregistered trademarks as well as its trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Although the Company seeks to ensure that it does not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against BAS. Any infringement claims by third parties against BAS may have a material adverse effect on BAS' business, financial condition and results of operations.



PAGE -6-




Investors in This Offering Will Bear a Substantial Risk of Loss Due to Immediate and Substantial Dilution

The present owners of BAS' issued and outstanding common stock acquired such common stock at a cost substantially less than what the investors in this offering will pay. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of common stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the BAS from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the BAS' issued and outstanding stock. The net book value of BAS on June 30, 2002 was negative: ($0.0087) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of BAS will be $523,365.00 or $0.0181 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.2319 per share while the present stockholders of BAS will receive an immediate and substantial increase of $0.0268 per share in the net tangible book value of the shares they hold. This will result in a 92.78% dilution for purchasers of stock in this offering.

The Stock of BAS Is a Speculative Investment That May Result in Losses to Investors

As of the date of this Registration Statement, there is no public market for BAS' common stock. This Registration Statement is a step toward creating a public market for BAS' stock, which may enhance the liquidity of BAS' shares. However, there can be no assurance that a meaningful trading market will develop. BAS makes no representation about the value of its common stock.

If the stock ever becomes tradable, the trading price of BAS' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by BAS or its competitors, general conditions in service industries, and other events or factors, many of which are beyond BAS' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of BAS' stock.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of BAS and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described above, in addition to those discussed elsewhere in this document,



PAGE -7-




could affect BAS' future results and could cause those results to differ materially from those expressed in such forward-looking statements.



PAGE -8-





Item 4. Use of Proceeds.

BAS shall use the proceeds of this offering as follows:


____________________________________________________________________
                                   Gross Proceeds
                        Minimum        $400,000         Maximum
                       $       %       $      %        $       %

Offering Proceeds   $250,000 100.0% $400,000 100.0% $750,000 100.0%

  Cash Commissions   $18,750   7.5%  $30,000   7.5%  $56,250   7.5%
  Maximum Success
  Fee                     $0   0.0%  $15,000   3.8%  $15,000   2.0%
  Legal and          $12,000   4.8%  $12,000   3.0%  $12,000   1.6%
  Accounting
  Printing & Filing   $4,019   1.6%   $5,519   1.4%   $7,019   0.9%
  Fees
Total Offering       $34,769  13.9%  $62,519  15.6%  $90,269  12.0%
Expenses
Net Proceeds from   $215,231  86.1% $337,481  84.4% $659,731  88.0%
Offering

Use of Net Proceeds
  Repayment of      $192,500  77.0% $192,500 48.13% $192,500 25.67%
  Bridge Loan
  Advertising             $0   0.0%  $12,500   3.1%  $50,000   6.7%
  R&D                     $0   0.0%       $0   0.0%  $45,000   6.0%
General Working      $22,731  9.09% $132,481 33.12% $372,231 49.60%
Capital1

Total Use of Net    $215,231        $337,481  84.4% $659,731  88.0%
Proceeds

Total Use of        $250,000 100.0% $400,000 100.0% $750,000 100.0%
Proceeds
______________________________________________________________________
1.  General   Working  Capital  will  be  utilized  for  the   costs
associated  with  the  expansion  of  Company  sales   and   the
introduction of new products including the growth of accounts receivables, increased inventory levels, the development of additional sales channels and increased staffing.
______________________________________________________________________


BAS used the proceeds derived from the mezzanine financing as follows:
________________________________________________________________________
Allocation              Amount                   Percentage of Proceeds
Professional Legal &                     12,750                    6.62%
Accounting
Product Development                       9,341                    4.85%
Sales & Marketing                        12,421                    6.45%
Inventory                                21,692                   11.27%
Interest                                  9,814                    5.10%
Insurance                                 9,543                    4.96%
Operating                               102,808                   53.41%
Leases                                    1,631                    0.85%
General Working Capital                  12,500                    6.49%
TOTAL                                   192,500                  100.00%
________________________________________________________________________




PAGE -9-




Item 5. Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to BAS' assets, book value, historical earnings or net worth. In determining the offering price, BAS considered such factors as the prospects, if any, for similar companies, the previous experience of management, BAS' anticipated results of operations, the present financial resources of BAS' and the likelihood of acceptance of this offering.

Item 6. Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the BAS from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the BAS' issued and outstanding stock. The net book value of BAS on June 30, 2002 was negative: ($0.0087) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of BAS will be $523,365.00 or $0.0181 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.2319 per share while the present stockholders of BAS will receive an immediate and substantial increase of $0.0268 per share in the net tangible book value of the shares they hold. This will result in a 92.78% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the Shares in this offering:
___________________________________________________________
                                      MINIMUM     MAXIMUM
Net tangible book                    -$0.0087    -$0.0087
value per share
Net tangible book value after       $23,365.00  $523,365.00
Offering
Net tangible book value per share     $0.0009     $0.0181
after Offering
Increase per share attributable to    $0.0096     $0.0268
New Stockholders
Dilution in Offering Price based      $0.2491     $0.2319
upon New BVPS
Dilution as percentage of purchase    99.65%      92.78%
price
___________________________________________________________
Item 8. Plan of Distribution.

Pursuant to this Prospectus, BAS is offering a minimum of 1,000,000 shares ("Minimum Offering") and a maximum of 3,000,000 ("Maximum Offering") shares of its $0.001 par value common stock at a price of $0.25 per share. Officers, directors, employees and affiliates of the Company may participate in this offering and their participation shall be counted towards gross proceeds raised, including those that satisfy the contingency of the minimum offering. However, any purchases made by any persons affiliated with BAS for the explicit purpose of meeting the minimum contingency must be made for investment purposes only, and not with a view toward redistribution.

BAS has engaged the services of NevWest Securities Corporation ("NevWest"), a registered broker/dealer, to act as the exclusive agent or finder for BAS. in conjunction with the offering. Neither NevWest nor any other NASD member, its associated persons, parent, or affiliates have a conflict of interest with the Company, as defined in NASD Rule 2720. The Placement Agent Agreement between the Company and NevWest, attached hereto as Exhibit 1, was prepared in compliance with applicable rules and regulations, including NASD Corporate Financing Rule (Rule 2710).

The compensation to NevWest compensation shall consist of (a) a non-refundable retainer in the amount of $3,500.00, (b) a success fee of $15,000 in the event that greater than $400,000 in gross proceeds are raised, (c) cash commissions of 7.5% of the gross proceeds, and (d) commissions in the form of shares of common stock equal to 2.5% of the gross proceeds valued at a price per share equal to the price of shares in this offering. Once the minimum offering is achieved, broker fees and commissions, in addition to expenses of the offering, may be deducted directly from the proceeds of the offering.



PAGE -10-




For purposes of this offering, NevWest has agreed to establish an Escrow Account with Wells Fargo Bank Arizona, N.A. a bank, as defined by Section 3(a)(6) of the Securities Exchange Act of 1934. The full text of the Escrow Agreement is attached hereto as Exhibit 99(a).

The proceeds from the sale of the Shares in this offering will be payable to Wells Fargo Bank Arizona fbo BAS ("Escrow Account"), established with a bank, as defined by Section 3(a)(6) of the Securities Exchange Act of 1934. NevWest will collect subscribers' checks and, in compliance with SEC Rule 15c2-4, directly transmit said checks to the Escrow Account by noon of the next business day after receipt. All subscription funds will be held in the Escrow Account (as cash or liquid investments promptly convertible into cash as permitted under SEC Rule 15c2-4) pending achievement of the Minimum Offering and no funds shall be released to the Company until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors without interest or deduction of fees. The Company will deliver stock certificates attributable to Shares purchased directly to the Purchasers within thirty (30) days of the close of the Offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Notwithstanding the conditions (i) and
(ii) above, BAS in its sole discretion may terminate the offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of its Board of Directors.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which BAS has complied. BAS intends to register or qualify the shares in every jurisdiction where so required. As of the date of this prospectus, BAS has not determined specifically in what states it will offer or sell the shares and whether those states will require registration or qualification.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to NevWest Securities Corporation, 2654 West Horizon Ridge Parkway, Suite B-3, Henderson , Nevada, 89052. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle BAS to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. BAS has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BAS accepts a subscription, the subscriber cannot withdraw it. BAS will notify accepted subscribers as promptly as practicable but in no event later than 30 days after the close of the offering.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of BAS has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of BAS has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of BAS has been convicted of violating a federal or state securities or commodities law.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons



PAGE -11-




The following sets forth certain information with respect to executive officers, directors, and key employees of BAS as of the date of this prospectus:
_________________________________________________________________
       NAME             AGE                 POSITION

Kevin Liske              38      Chairman   of  the   Board   of
                                 Directors
Donald Cox               44      Chief     Executive    Officer,
                                 Director
John Lewis               31      Chief Financial Officer
Darin Marques            26      Director    of    Sales     and
                                 Marketing, SRAT
Julio  Garcia,  MD,      44      Chief Science Officer
FACS
_________________________________________________________________


Management Biographies

Kevin Liske, Chairman: Mr. Liske, a successful entrepreneur with proven expertise in building start-up ventures, has been involved in BAS since its inception in August of 2000. Prior to BAS, he was with PurchasePro.com from February 1996 to November 2000. A company co-founder at PurchasePro.com, Mr. Liske was instrumental in helping PurchasePro.com grow from a start-up into a multi-national public corporation. Mr. Liske has a BA in Corporate Finance and an MBA from Loyola Marymount University.

Donald Cox, CEO: Mr. Cox has been involved in the field of fitness and nutrition for over 15 years and has also been with BAS since its inception in 2000. From 1992 to 1996, Mr. Cox was President and CEO of PretzelMaker, which he took to 40 states in the U.S. and three foreign countries making PretzelMaker one of the fastest-growing specialty franchises in North America. PretzelMaker was named one of Entrepreneur Magazine's top 500 franchises for 1996. Mr. Cox has developed two fitness club chains: Florida Fitness and Fitness Unlimited, which were both later sold to larger organizations. Mr. Cox was also the original creator of Namaster, which he developed in 1993 as well as the Juices Wild concept which he develop in 1997 and later sold in 1999.

John Lewis, CFO: Mr. Lewis began his finance career in 1995. As a senior auditor with the public accounting firm of Ernst & Young, Mr. Lewis performed all aspects of the audit function. After several years of preparing financial statements and SEC filings in the public accounting realm, in 1998, Mr. Lewis went to work for one of his clients to oversee and streamline company operations and prepare for an acquisition by a public company. Upon the completion of the acquisition in 1999, Mr..Lewis acted as a financial advisor for several projects until he joined BAS in 2000. Mr. Lewis has his degree in accounting from Brigham Young University and is a licensed Certified Public Accountant.

Julio Garcia, MD, FACS, BAS Chief Science Officer: Dr. Garcia is a longevity and anti-aging expert, board-certified by the American Academy of Anti-Aging Medicine, and a board-certified plastic surgeon. Dr. Garcia was the founder and medical director of the Ageless Forever clinic, which was developed in 2000, and focused on the prevention of aging. His work includes extensive research in the nutritional supplement, hormonal balance therapy, "smart drug" administration, stress-reduction, strength and endurance training, and therapeutic massage fields. Dr. Garcia has been in private practice as a board certified plastic surgeon since 1988.

Darin Marques, Director of Sales and Marketing, SRAT: Mr. Marques brings over 10 years of sport nutrition retail and distribution experience to BAS. Prior to joining BAS, Mr. Marques managed a chain of Max Muscle sport nutrition retail stores from 1992 to 1998. He also served an instrumental role in establishing the distribution network for Worldwide Sport Nutrition across Nevada and Arizona from the period 1998 to 2001 when he join BAS.

Advisory Board

The following sets forth certain information with respect to certain individuals functioning in an advisory capacity for BAS as of the date of this prospectus:



PAGE -12-



______________________________________________________
        NAME                 ADVISORY CAPACITY

Jeff Golini           Nutraceuticals    and    Sports
                      Nutrition Expert
Rehan Jalali          Dietary Supplement Expert
Tony Little           Physical Fitness Guru
Roderick Dorman       Intellectual Property Attorney
______________________________________________________

Jeff Golini: Mr. Golini is Executive Scientist for All American Pharmaceutical & Natural Foods Corporation, with expertise in nutraceuticals and sports nutrition. In particular, Mr. Golini's groundbreaking work with liquid formulations and sublingual technology has earned him recognition as a leader in these fields.

Rehan Jalali: Mr. Jalali is a national keynote speaker and the President of the Supplement Research Foundation, which is dedicated to promoting nutritional products that meet the highest standards of quality, efficacy and safety. As the Research and Development Director for Rexall Sundown, the largest manufacturer of vitamins and minerals in the U.S., Mr. Jalali played a key role in the development of Rexall's line of sports supplements. Mr. Jalali is the author of "The Ultimate Performance Guide to Fitness Success," and "Dietary Supplements Revealed."

Tony Little: Mr. Little is America's Personal Trainer, and one of the most well-known faces in physical fitness. Mr. Little is a certified personal trainer, physical fitness specialist and former national body-building champion. Recognized as one of the premiere infomercial personalities, Mr. Little's work is seen in 81 countries, and over 26 million people have bought Tony Little products. His products have sold over $150 million a year for the last five years, and boast leading brands, including Target TrainingT videos (more than 7 million copies sold), the Ab IsolatorT and the Gold Gazelle Glider. In addition to his television appearances, Mr. Little has had several articles written about him in publications including the Wall Street Journal, L.A. Times, USA Today, and Muscle & Fitness. Mr. Little has created alliances with companies such as Warner Books, IBM, Proform and QVC.

Roderick Dorman: Mr. Dorman is an attorney in the field of intellectual property law. As a partner with Hennigan, Bennett and Dorman, Mr. Dorman concentrates on technology litigation and strategic patent portfolio management. Mr. Dorman has extensive patent trial and appellate experience having been lead counsel in over 35 patent cases in the Federal district courts and many Federal circuit appeals. Previously, Mr. Dorman was a partner at O'Melveny & Meyers LLP, where he co-chaired the firm's worldwide Patent and Technology Practice group. Before this, Mr. Dorman practiced for many years with the patent firm of Christie, Parker & Hale. Mr. Dorman currently represents a number of Fortune 500 companies in connection with technology and patent disputes, including Seagate Technology and Avery Dennison Corporation.

Family Relationships

None.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of BAS' common stock by all persons known by BAS to be beneficial owners of more than 5% of any such outstanding classes, and by directors and executive officers, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to BAS' knowledge, either sole or majority voting and investment power.


_________________________________________________________________
Title Of  Name and Address    Position     Amount of  Percent of
 Class     of Beneficial                    shares      Class
          Owner of Shares                   held by
                                             Owner



PAGE -13-


                            Chairman of
Common    Kevin Liske       the Board of  18,867,925    72.60%
                            Directors
                            Chief
          Donald Cox        Executive      6,132,075    23.60%
                            Officer
                            Chief
          John Lewis        Financial        750,000     2.89%
                            Officer

          Julio Garcia,     Chief Science    243,000     0.09%
          MDO               Officer

Common                      Executive     25,993,000
                            Officers and
                            Directors as
                            a Group
_______________________________________________________________

The address of each executive officer and director is 7201 West Lake Mead Blvd. Suite 360 Las Vegas, NV 89128.

Item 12. Description of Securities.

The Company has authorized 100,000,000 shares of $0.001 par value common stock, of which approximately 25,993,000 shares are currently issued and outstanding. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available therefore, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders. The holders of shares of Common Stock have one vote per share and have no preemptive rights. The Common Stock is not redeemable, does not have conversion rights and is not liable to assessment or further calls by the Company. The Articles of Incorporation of the
Company  do  not  grant  the shareholders cumulative  voting  rights  in  the election of directors. Certain provisions of the Company's Amended and Restated Certificate of Incorporation (the Certificate) and By-laws (the By-laws), certain sections of the Nevada General Corporation Law, and the ability of the Board of Directors to issue shares of preferred stock and to establish the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which stockholders may deem to be in their best interests).

Preferred Stock: The Company is also authorized to issue 20,000,000 shares of Preferred Stock, $0.001 par value. However, the Company has not issued any Preferred Stock to date.

Preemptive Rights: No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

Indemnification of Directors and Officers



PAGE -14-



BAS' Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

The Company was organized October 16, 2000 (Date of Inception) under the laws
of  the  State  of  Nevada,  as  Body Art & Science,  Inc.   The  Company  is
authorized to issue 100,000 shares of $0.01 par value common stock.

On November 6, 2000, the Company acquired Body Group, Inc., a company owned 100% by both Kevin Liske and Don Cox, and became a wholly-owned subsidiary of the Company.

On May 7, 2001, the Company approved to dissolve Body Group, Inc., a wholly-owned subsidiary of the Company.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of BAS.

Item 16. Description of Business.

A.   Business Development and Summary

BAS was incorporated in the state of Nevada in October of 2000 by co-founders Don Cox and Kevin Liske, who had worked together on various ventures since 1992.

BAS was originally conceived to market other manufacturers' products and pursue private label opportunities. The Company's original lines included HST sports nutrition and Activor skin care.

While the Company was successful in selling these products, the founders felt there were formulation and quality gaps in the lines, and saw the opportunity to develop proprietary formulations that are unique to the marketplace. In January 2001, BAS management shifted strategy and began to formalize their relationships with scientists and researchers around the world to develop proprietary products.

Notable milestones in the development of BAS include the following:
* In August 2000, Dr. Julio Garcia M.D., FACS, a longevity and anti-aging expert, joined the BAS team as Chief Science Officer.
* In January 2001, agreements were reached with Jeff Golini, President of Bioceuticals Research & Development Analytical Laboratory, for exclusive distribution rights to his patented liquid creatine formulation (SRA Kre-AlkalynT).
* In April 2001, an exclusive distribution and marketing agreement was reached with PENM Inc. for Powermeals, a line of real-food alternatives to meal-replacement shakes and bars.



  PAGE -15-


* In May 2001, BAS secured the rights to the formulations and intellectual property of Namaster, a brand developed by co-founder Don Cox and advisor Sue Bury in 1993.
* Between August 2001 and January 2002, BAS shifted its strategy from selling directly to retail outlets to selling only to distributors. As of the date of this prospectus, distributors representing 15 states carry BAS sports nutrition products sold under the SRA label. These distributors have been secured in what is traditionally the slowest sales period for sports nutrition products.
* February 2002, BAS introduced its Authorized Retailer program to drive sales to its distributors.
* June 2002, BAS introduces first and only Liquid Glutamine formulation to the retail market.

BAS' administrative office is located at 7201 West Lake Mead Blvd., Suite 360, Las Vegas, NV 89128, telephone (702) 304-4500.

BAS' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

The following is a list of products that BAS currently markets:

* SRA Kre-AlkalynT - A liquid creatine product, proven to be stable, for better absorption and powerful workouts.
* SRA Methoxy + Ecdysterone (sublingual with ATP and BCAA) - A complete workout program for hard training athletes.
* SRA 10341 degree Thermogenic ActivatorT - A great-tasting thermogenic formula without ephedra for enhanced energy and metabolism without jittery side effects.
* SRA L-Glutamine, Liquid Glutamine- first and only glutamine supplement in liquid form available on the market.

SRA anticipates introduction of the following products over the next 12-24 months:

* SRA Post-Workout DrinkT - A unique formula to build lean muscle mass, developed with a world-class body builder.
* SRA "Smart ChocolateT" Formulas (Smart ChocolateT is a registered trademark of Functional Foods, Inc.) - SRA formulations in a unique and well-loved delivery mechanism - a bar of chocolate.
* SRA PowermealsT - A real food alternative to meal-replacement shakes, powders and bars.

(2)  Distribution Methods of the Products or Services

Distribution Methods

Currently, BAS' manufacturers are warehousing some BAS products in dedicated space at their manufacturing facilities. Additionally BAS maintains and inventory of products in storage facilities located at Corporate headquarters and likewsies ship direftor to distributors. All customer orders received through Corporate Headquarters for the Company then either processed for shipment directly therefrom or routed to the manufacturer for shipment from them to the distributor. This not only saves on shipping costs, but accelerates delivery and better integrates the supply chain. As volumes dictate, BAS may designate an employee on-site with the manufacturer to manage the warehouse and shipping logistics.

Sales Strategy

BAS uses independent distributors to accelerate market penetration and borrow initial brand equity from distributors' reputations and relationships.



PAGE -16-



The nutrition and supplements industry is extremely fragmented. The majority of nutrition and supplements products are sold through a large number of natural food retailers, which include independent health food stores, nutrition centers, gyms, and health clubs. Independent distributors typically have existing relationships with multiple retail locations. BAS believes that leveraging such an existing distributor network should increase sales in the most efficient manner and provide for faster market penetration, increased service, and "personal touch" to retailers without the need for a large in-house sales force.

Celebrity Endorsements

The BAS team has personal relationships with athletes from the NBA, NFL, Major League baseball, Pro Hockey, Bodybuilding and Fitness related sports. BAS will seek endorsement opportunities and tap the extensive relationships of the management team so as to establish formal endorsements from professional athletes and celebrities.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

The desire to improve one's fitness and wellness transcends all ages and nationalities. People are seeking more active involvement and control over their own health, and are placing more emphasis on prevention, maintenance, and wellness. This drives the demand for products with a scientific basis and high-efficacy in both nutrition and beauty.

BAS is focused on the following three growing niches of the market for nutritional and wellness products:

1.   Sports nutrition and weight loss supplements.
2.   Anti-aging and longevity products.
3.   Therapeutic beauty products and cosmeceuticals.

The business of marketing nutritional supplements, wellness products, and personal care products is highly competitive. This market segment includes numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market.

BAS believes that the following attributes of its business strategy should allow BAS to compete effectively:

* Product development based on a solid scientific foundation. BAS relies on an R&D network of independent scientific researchers in the fields of nutraceuticals, anti-aging, longevity, food science, nutrition, physiology, fitness, plastic surgery, sublingual technology, and delivery mechanisms. These relationships allow BAS to remain at the cutting edge of new developments.

* Unique products. BAS focuses on developing products that deliver unique benefits, applications, or formats. For example, the patented Kre-AlkalynT formula currently is the only creatine in a convenient and easy-to-absorb liquid form that has been clinically tested to be stable.

* Highest standards of product quality.  BAS products feature state-of-the-
  art  delivery  systems and formulations.   Every ingredient  is  vigorously
  tested for purity, potency and ability to produce the desired effect.

* Focus on high-value added niche markets. BAS targets high-value niche products that deliver results in areas consistent with demographic and
  psychographic  trends.   BAS will not enter into  product  areas  that  are
  commoditized or where there are no compelling scientific-based results. The market for nutraceutical and cosmeceutical products increasingly favors niche products. These products are positioned to require less marketing and face less competition.



  PAGE -17-



* Proprietary  formulations.   Every product  and  formulation  that  BAS
  manufactures or distributes is a BAS exclusive, and is protected by extensive R&D investment, patent protection, or exclusive licensing and distribution rights. Most BAS products have been under development for between one and
  three  years.   These  advanced formulations are  protected  by  scientific ingenuity and are extremely difficult to replicate. Where applicable, BAS or their manufacturing partners will file for patent protection.

(5) Sources and availability of raw materials and the names of principal suppliers

BAS  has partnered with outside manufacturers to produce its products.   This
strategy gives BAS access to the highest quality of manufacturing and testing, while maintaining minimal fixed overhead.

Currently, All American Pharmaceutical & Natural Foods Corporation ("All American") is the manufacturer that BAS uses for the SRA line. Founded in 1984, All American has a rigorous quality control process and uses modified OTC (over the counter) drug manufacturing standards, which are stricter than the standards for nutritional supplements. Each supplement they manufacture has been specially formulated, scrutinized, intensely researched, clinically studied and tested to ensure that the final product is the best available, and every batch of raw ingredient is subject to sampling for purity, safety, and potency, and is quarantined until completely approved.

BAS plans to use other manufacturers for additions to its product mix. In particular, BAS plans to rely on (a) Tempus Nutritionals in South Dakota and Functional Foods, Inc. for their chocolate encapsulation process and (b) Biobotanical Concepts, Advanced Cosmetics Research Labs Inc., and Trademark Cosmetics Inc. for beauty products.

(6)  Customers

As of the date of this prospectus date, BAS sports nutrition products sold under the SRA label are carried by distributors representing approximately 15 states.

BAS does not anticipate that its business will depend disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

(7)  Intellectual Property

BAS owns the following intellectual property:
* Formulations:   10341  Thermogenic Activatior,  Methoxy  +  Ecdysterone
  (daily and growth formulations), Liquid Glutamine, Sweet Protien (Protein Chocolate).
* Trademarks:   Body Art & Science, Supplement Research and Advancements,
  SRA, Namaster, 10341 Thermogenic Activator, Keytropin, X-tropin, Somatogen
* Domain   names:    bodyartandscience.com/net,    sranutrition.com/net,
  srainfo.com/net,             srainfo.com/net,           sraresults.com/net,
  liquidglutamine.com/net, bodyfitmag.com

BAS controls the following intellectual property:
* Liquid Kre-Alkalyn, Power meals, L-Glutamine Liquid Glutamine, 10341 Thermogenic Activator and Methoxy Ecdysterone Sub-lingual Stack, Sweet Protein.

Liquid Kre-Alkalyn falls within the scope of U.S. Patent #6,399,661 issued to Jeffrey M. Golini. The control rights to Liquid Kre-Alkalyn granted to BAS by Jeffrey M. Golini extend to the patented invention.

(8)  Need for Government Approval



PAGE -18-



None.

For decades, the Food and Drug Administration regulated dietary supplements as foods, in most circumstances, to ensure that they were safe and wholesome, and that their labeling was truthful and not misleading. An important facet of ensuring safety was FDA's evaluation of the safety of all new ingredients, including those used in dietary supplements, under the 1958 Food Additive Amendments to the Federal Food, Drug, and Cosmetic Act (FD&C Act). However, with passage of the Dietary Supplements Health and Education Act of 1994 (DSHEA), Congress amended the FD&C Act to include several provisions that apply only to dietary supplements and dietary ingredients of dietary supplements. As a result of these provisions, dietary ingredients used in dietary supplements are no longer subject to the premarket safety evaluations required of other new food ingredients or for new uses of old food ingredients.

(9)  Effect of existing or probable government regulations

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances and cosmetic products. Similar statutes are in effect in various states. Manufacturers and distributors of health and beauty aid products are also subject to the jurisdiction of the Federal Trade Commission with respect to matters such as advertising content and other trade practices. To BAS' knowledge, it only distributes products produced by manufacturers who comply with those regulations and who periodically submit their products to independent laboratories for testing. However, the failure by the manufacturers or suppliers to comply with applicable government regulations could result in product recalls that could adversely affect BAS' relationships with customers. In addition, the extent of potentially adverse government regulations, which might arise from future legislation or administrative action, cannot be predicted.

(10) Cost of Research and Development

New BAS products are constantly under development. It is the Company's strategy to leverage a winning team of outside experts who are the brightest minds in their respective fields. BAS has established exclusive relationships with leading scientists, clinical researchers and product developers in the fields of sports nutrition, anti-aging/longevity, and beauty, including Dr. Julio Garcia, President of the Institute of Anti-Aging and Longevity, and Rehan Jalali, President of the Supplement Research Foundation. Many of these professionals are pure scientists and prefer the lab to the business setting. By allowing these experts to maintain their independence, BAS is able to access a higher-caliber of science than an in-house team can deliver, while keeping fixed overhead low. The understanding of scientific efficacy combined with an ability to successfully take products to market makes BAS an attractive partner for these R&D professionals. In return, they continue to grant BAS exclusive access to cutting edge formulations, patents and trademarks. This allows BAS to have the highest level of expertise without compromising quality or incurring unnecessary overhead. Each of these relationships is on a protected and proprietary basis, where BAS has exclusive rights to each formulation.

(11) Costs and effects of compliance with environmental laws

Not applicable.

(12) Employees

As of the date of this prospectus, BAS has six (6) full-time employees. BAS plans to add three to ten full-time employees over the next 12-18 months.

The employees of BAS are not represented by a collective bargaining agreement.

C.Reports to Security Holders



PAGE -19-



(1) After this offering, BAS will furnish its shareholders with annual financial reports certified by BAS' independent accountants, and may, in BAS' discretion, furnish unaudited quarterly financial reports.

(2) After this offering, BAS will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials BAS files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
  20549.   The  public may obtain information on the operation of the  Public
  Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Item 17. Management's Discussion and Plan of Operation.

This section must be read in conjunction with the Audited Financial Statements included in this Registration Statement.

The  six months ended June 30, 2002 compared to the six months ended June 30,
2001

The first six months ended June 30, 2002 the Company generated $91,831.00 in revenue. This revenue was derived primarily as a result of sales of the company's Liquid Kre-Alkalyn product. The cost of goods sold for same period was $59,718.00 resulting in a gross profit of $32,113.00. Expenses totaled $336,687 for a total net loss of $15,209.00. For the six months ended June 30, 2001, the Company generated $264,458.00 in revenue; the cost of goods sold for same period was $217,953.00 resulting in a gross profit of $46,505. Expenses for this period of 2001 totaled $586,561 for a total net loss of $546,020.00.

Salary accrual and the forgiveness of debt

Mr. Liske and Mr. Cox had been accruing salaries but within the period ended June 30, 2002, they extended the Company a forgiveness of debt related to salary accrual for a total sum of $304,303.00 and they have opted not to take a salary for the foreseeable future. Instead, as the Board of Directors determines and commensurate with the financial performance of the Company going forward, they may receive year-ending bonus compensation to be approved in accordance with the applicable state and federal corporate governance regulations. The compensation to Mr. Liske and Mr. Cox accrued then forgiven for the period ended June 30, 2002 amounts to $83,333.00 of the total $304,303 in debt forgiveness booked as an extraordinary item (Forgiveness of Debt) in the Company's Statement of Operations. Going forward, General & Administrative Expenses will not include this expense of $83,333.00 or any salaries payable to Mr. Liske or Mr. Cox for the comparable period next year. Without the salaries paid to these individuals and assuming no extraordinary gain (forgiveness of debt) the net loss to the Company for the period ended June 30, 2002 would have been $236,179.00.

The decrease in revenue from the first six months of 2002 compared to the same period of 2001 is attributable to several factors, including: a shift in marketing and distribution strategies, a change of product lines, and a reduction in marketing funds. In early 2001, the company marketed and distributed product brands owned by other companies directly to health food retailers. In an effort to reach the retailers, the company relied heavily on magazine advertising, direct mailings, and telesales, resulting in significant advertising costs, sales personnel and other general overhead. In early 2001, management decided to develop and market its own SRA branded product line in order to establish brand loyalty and increase company value via intellectual property rights. In order to expedite the shift, existing inventories of the other branded products were steeply discounted to retailers, increasing the sales and decreasing the margins in the process.

  In an effort to streamline operations, increase marketing efficiency, and decrease sales and marketing expenditures, management shifted its marketing and distribution strategy from retailers to distributors in mid 2001. While short-term sales would suffer with this strategy, management feels the long-term upside far outweighs the temporary reduction in sales that would occur while establishing the distributor network.



PAGE -20-


  In light of these changes sales only decreased by 65% from $264,458 during the first six months of 2001 to $91,831 during the same period of 2002 notwithstanding the fact that during those same time periods: 1) there were only half as many products in 2002 compared with 2001, 2) the sales department was decreased by approximately 80%, 3) print advertising was reduced from $82,522 to only $1,572, and 4) overall sales and marketing expenses were reduced from $138,741 in the first six months of 2001 to $26,405 during the same period of 2002. Additionally, the company now has 14 distributors established in its distributor network compared to one in the first six months of 2001, which management believes that, coupled with new product introductions and advertising, positions the company for significant revenue growth.

Liquidity and Capital Resources
At June 30, 2002, the Company had current assets of $126,854, consisting of $83,972 in cash and cash equivalents, $10,063 in accounts receivable, $1,298 in prepaid inventory, $5,414 in prepaid expenses, $3,930 in employee advances, $22,177 in inventory. At June 30, 2001, the Company had had current assets of $100,385, consisting of $18,141 in cash and cash equivalents, $21,993 in accounts receivable, $1,298 in prepaid inventory, $5,414 in prepaid expenses, $2,264 in employee advances, $51,275 in inventory. The increase in cash is attributable to the bridge financing. The decrease in receivables is attributable to the substantive shift in strategy outlined above.

At June 30, 2002 the Company had working capital of $83,972, which the Company believes, coupled with additional capital formation may be sufficient to continue operations for the next twelve months though substantive increases in revenues or additional capital infusions will be necessary. At June 30, 2001, the Company had a working capital of $18,141.

Revenue and Cost Recognition

 The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

B.Plan of Operation

The Company designates the following as its priorities for the next six (6) to twelve (12) months:

*    Additional capital formation
*    Increase in revenues
*    Listing on the NASD "Over-the-Counter" Bulletin Board

B.Plan of Operation

At present time, BAS estimates its roll-out of at least two new products to market, its Liquid Glutamine Formulation and its Sweet Protein nutritional bars should significantly increase revenue and sales. BAS believes that the net proceeds of the offering may be sufficient to satisfy operating requirements for the next twelve months though management is likely to consider a post-listing capital infusion.

BAS anticipates that over the next twelve (12) months BAS may hire up to three (3) additional full- or part-time employees.

Revenue and sales growth in the next six (6) to twelve (12) months is critical for the BAS' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve
(12) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.



PAGE -21-



Item 18. Description of Property.

BAS is sub-leasing office space at 7201 Lake Mead Blvd, Suite 360, Las Vegas, Nevada 89128 from Longevity Institute of Nevada. The office space is a suite located on the third floor of a multi-story office complex. The office space consists of 3,759 square feet of rentable space, of which 3,276 square feet is usable space. The original lease commencement date is 3/15/1999. The sublease commencement date is 10/01/2001. The lease termination date is 3/31/2004.

The material terms of the sub-lease agreement between BAS and Longevity Institute of Nevada ("LC") are as follows:
1. LC continues to make payments according to the lease in place for the space located at 7201 Lake Mead Blvd, Suite 360, Las Vegas Nevada 89128. Approximate total of lease payments is $249,166 (see the schedule below).
2. LC continues to make these payments through March 31, 2004, after which BAS will be responsible for securing their own lease with property management.
3. BAS pays to LC approximately $2,900 per month through March 31, 2004 to offset a portion of the lease expense. Approximate total of offset is $87,208 (see the schedule below).
4. For the difference between the lease payments made by LC and the offset by BAS (approximately $161,958), BAS will issue LC a warrant to purchase 243,000 shares of common stock at $0.01 per share which may be exercised any time after March 31, 2004 but before December 31, 2005.
5. If LC fails to make scheduled rent payment as described in the current lease agreement between LC and property manager, the warrants will expire immediately.
6. If BAS fails to make scheduled offset payment, is acquired, or undergoes a public offering, the warrants may be exercised immediately.
7. BAS grants LC the right to assign warrants to designated parties upon approval of BAS. If the designee is not a shareholder of LC as of the date of this agreement, BAS has the first right to repurchase warrants for the amount equal to the rent consideration paid by LC. Should BAS fail to exercise their right of repurchase, warrants will be assigned to the party designated by LC.

                         SCHEDULE OF RENT OBLIGATION
____________________________________________________________________
                                          Payment Obligation
                                     Total Due    LC (65%)  BAS (35%)

10/1/2001 - 3/31/2002
(6 months)             Monthly Rent  $7,821.72    $5,084.12  $2,737.60

                       Monthly Cam     $284.49      $184.92     $99.57

                       Monthly Total $8,106.21    $5,269.04  $2,837.17
Total for 10/1/2001 -
3/31/2002                           $48,637.26   $31,614.22 $17,023.04


4/1/2002 - 3/31/2003
(12 months)            Monthly Rent   $7,978.16   $5,185.80  $2,792.36

                       Monthly Cam      $293.02     $190.47    $102.56

                       Monthly Total  $8,271.18   $5,376.27  $2,894.91
Total for 4/1/2002 -
3/31/2003                            $99,254.22  $64,515.24 $34,738.98


4/1/2003 - 3/31/2004
(12 months)
                       Monthly Rent   $8,137.72   $5,289.52  $2,848.20

                       Monthly Cam      $301.82     $196.18    $105.64

                       Monthly Total  $8,439.54   $5,485.70  $2,953.84
Total for 4/1/2003 -
3/31/2004                           $101,274.43  $65,828.38 $35,446.05


Total for 10/1/2001 - 3/31/2004     $249,165.90 $161,957.84 $87,208.07


Notes:
*   Increase in CAM is estimated to be 3% per annum.
*   Parking expenses will be incurred by BAS
_______________________________________________________________________



PAGE -22-


Item 19. Certain Relationships and Related Transactions.

During the period ended June 30, 2002, the Company had accounts receivable in the amounts of $40 due from an employee and $50 from the son of the president of the Company.

On March 2001, the Company executed a three year lease agreements with The Olga Group, company owned 100% by Kevin Liske for the rental of phone equipment. The lease is for a period of three years with monthly payments of $1,122. During the periods ended June 30, 2002, December 31, 2001 and 2000, the amounts for phone rental totaled $6,732, $11,220, and $0, respectively.
                        _____________________________
			Period               Payments


			For  the year
			ended 2002            $6,732

			For  the year
			ended 2003           $13,464

			For the period
			ended Feb 2004        $2,244

			Totals               $22,440
			_____________________________










PAGE -23-




On August 2001, the Company executed a three year lease agreements with The Olga Group, company owned 100% by Kevin Liske for the rental of office furniture. The lease is for a period of three years with monthly payments of $455 for the office furniture. During the periods ended June 30, 2002, December 31, 2001 and 2000, the amounts for furniture and phone rental totaled $2,730, $2,275, and $0, respectively.
			____________________________
			Period              Payments


			For  the year
			ended 2002           $2,730

			For  the year
			ended 2003           $5,460

			For the period
			ended July 2004      $3,185

			Totals              $11,375
			____________________________


On June 1, 2002, the Company converted $13,821 of the amount in accounts payable for the furniture and phone lease agreements to convertible debt. The promissory note bears no interest and is due on July 1, 2004. Mr. Liske has the right at any time to convert the entire or partial balance of the outstanding principal at the rate of the lesser of $0.05 per share or the price per share as listed on any stock exchange.

During the period ended June 30, 2002, the Company executed a promissory note with an entity owned 100% by the parents of Mr. Liske and received a total amount of $30,000. During the one-year term of the note the annualized percentage rate is 12%. The Company will pay interest payments on a quarterly basis and at the end of the term the final interest payment and principal is due. In December 2002, the individuals shall receive 10,000 shares of the Company's $0.01 par value common stock as an enticement for each $10,000 that was loaned to the Company. As of June 30, 2002, the interest accrued is $0 and the balance due on the promissory notes is a total of $180,000.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there is no public market in BAS' common stock. This Registration Statement is a step toward creating a public market for BAS' stock, which may enhance the liquidity of BAS' shares. However, there can be no assurance that a meaningful trading market will develop. BAS makes no representation about the value of its common stock.

As of the date of this Registration Statement,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of BAS;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that BAS agreed to register for sale;
* in the future, all shares of common stock held by officers and directors will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, BAS has approximately 25,993,000 shares of $0.001 par value common stock issued and outstanding held by approximately three (3) shareholders of record. BAS' Transfer Agent is .Pacific Stock Transfer Company located at 500 East Warm Springs Road Suite 240, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033. Their fax number is (702) 732-7890.



PAGE -24-



Dividends

BAS  has never declared or paid any cash dividends on its common stock.   For
the foreseeable future, BAS intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including BAS' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.
_______________________________________________________________
    Name             Position       Compensation for the Period
                                    from Inception (October 16,
                                       2000) to June 30, 2002
                                       Salary          Other

Don Cox        President & CEO,          $0             $0
               Director
Kevin Liske    Secretary &               $0             $0
               Treasurer, Director
_______________________________________________________________

There are no existing or planned option/SAR grants.









PAGE -25-





Item 22. Financial Statements.












PAGE -26-




Beckstead and Watts, LLP
Certified Public Accountants
                                                      3340 Wynn Road, Suite C
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                           702.362.0540 (fax)

                        INDEPENDENT AUDITORS' REPORT


Board of Directors
Body Art and Science, Inc.

We have audited the Balance Sheets of Body Art and Science, Inc. (the "Company"), as of June 30, 2002, December 31, 2001 and 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Body Art and Science, Inc. as of June 30, 2002, December 31, 2001 and 2000, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.

October 9, 2002







PAGE -27-















                         Body Art and Science, Inc.

                               Balance Sheets
                                    as of
                               June 30, 2002,
                         December 31, 2001 and 2000

                                     and

                          Statements of Operations,
                    Changes in Stockholders' Equity, and
                                 Cash Flows
                   for the period ended June 30, 2002 and
                            for the years ending
                         December 31, 2001 and 2000







PAGE -28-










                              TABLE OF CONTENTS





                                                       PAGE

Independent Auditors' Report                               1

Balance Sheets                                             2

Statements of Operations                                   3

Statements of Changes in Stockholders' Equity              4

Statements of Cash Flows                                   5

Footnotes                                                  6







PAGE -29-




                          Body Art & Science, Inc.

                               Balance Sheets
_________________________________________________________________________
                                  June 30,           December 31,
                                    2002           2001        2000
Assets

Current assets:
  Cash and equivalents               $83,972      $18,141      $56,497

Accounts receivable                   10,063       21,993       74,944
Prepaid inventory                      1,298        1,298      130,848
Prepaid expenses                       5,414        5,414       39,160
Employee advances                      3,930        2,264            -
  Inventory                           22,177       51,275      121,469
Deposits                                   -            -        3,812
  Total current assets               126,854      100,385      426,730


                                    $126,854     $100,385     $426,730

Liabilities and Stockholders'
Equity (Deficit)

Current liabilities:
  Accounts payable                   $95,134     $162,640      $72,403
  Notes payable                      180,000            -            -
  Accrued executive compensation           -      211,654       50,563
  Accrued salaries and wages          13,375       12,013       14,244
  Payroll taxes payable                  834          940        1,333
  Accrued expenses                       325            -           26
    Total current liabilities        289,668      387,247      138,569

Long-term liabilities:
  Convertible debt-related party      13,821
  Convertible debt                    50,000
    Total long-term liabilities       63,821

                                     353,489      387,247      138,569

Stockholders' equity (deficit):
  Common stock, $0.001 par value,
   25,000,000 shares
   authorized, 51,986, 51,986 and        515          515          515
   51,500 shares issued and
   outstanding as of 6/30/02,
   12/31/01 and 12/31/00,
   respectively

  Additional paid-in capital       1,456,398    1,380,962    1,339,235

  Subscriptions receivable           (39,750)     (39,750)    (587,921)

  Retained earnings (deficit)     (1,643,798)  (1,628,589)    (463,668)

                                    (226,635)    (286,862)     288,161



                                    $126,854     $100,385     $426,730

_____________________________________________________________________________
 The accompanying notes are an integral part of these financial statements. 2





 PAGE -30-




                         Body Art & Science, Inc.
                         Statements of Operations


                                 For the six months      For the year ended
                                   ended June 30,           December 31,

                                    2002      2001         2001      2000


Revenue
                                  $91,831    264,458      375,192   176,482
Cost of goods sold                 59,718    217,953      416,360   149,860

Gross profit (loss)                32,113     46,505      (41,168)   26,622

Expenses:
  Sales & marketing expenses       26,405    138,741      226,384   151,402
  General & administrative        310,282    447,820      881,678   338,131
  expenses
   Total expenses                 336,687    586,561    1,108,062   489,533


Other (expense):
  Interest (expense)              (14,938)    (5,964)     (15,691)     (757)

Extraordinary item: Gain on       304,303          -            -
forgiveness of debt





Net (loss)
                                  (15,209)  (546,020)  (1,164,921) (463,668)


Weighted average number of
  common shares outstanding        51,599     51,533       51,599    51,537
  - basic and fully diluted

Net (loss) per share -
basic and fully diluted            $(0.29)   $(10.60)     $(22.58)   $(9.00)
__________________________________________________________________________



The accompanying notes are an integral part of these financial statements.


                                          3










PAGE -31-





                              Body Art & Science, Inc.
                    Statement of Changes in Stockholder's Equity
_____________________________________________________________________________

                Common Stock                             (Deficit)   Total
                                                         Accumulat Stockholde
                                                             ed        rs'
                                                           During   (Deficit)
                                Additional Subscript    Development
                                  Paid-in     ions         Stage
                                  Capital  Receivable

                Shares  Amount


November 2000
Founder         51,500   $515  $1,339,235 $(587,921)    $     -      $751,829
shares

Net (loss)
October 16,
2000
(inception)
to December
31, 2000             -      -          -        -     (463,668)     (463,668)



Balance,
December 31,    51,500    515   1,339,235 (587,921)    (463,668)      288,161
2000

December 2001
Issued for          49      -      15,807                              15,807
expenses

December 2001                      25,920  548,171                    574,091
Capital
contribution

Net (loss)
For the year
ended
December 31,
2001

                     _      _           _        _   (1,164,921)   (1,164,921)


Balance,
December 31,    51,549    515   1,380,962  (39,750)  (1,628,589)     (286,862)
2001

March 2002
 Issued for         49      -      15,968                              15,968
expenses

June 2002                                                              15,968
Issued for          49      -      15,968
expenses

June 2002
Capital                            43,500                              43,500
contribution

Net (loss)                                                            (15,209)
For the
period ended
June 30, 2002
                                                        (15,209)
Balance,
June 30, 2002   51,647   $515  $1,456,398 $(39,750) $(1,643,798)    $(226,635)
______________________________________________________________________________


The accompanying notes are an integral part of these financial statements.  4



PAGE -32-




                    Body Art & Science, Inc.

                    Statements of Cash Flows


_______________________________________________________________________________
                                    For the six            For the years
                                    months ended               ended
                                      June 30,              December 31,
                                    2002      2001        2001         2000
Cash flows from operating
activities
Net (loss)                       $(15,209) $(546,020) $(1,164,921)  $(463,668)

Shares issued in exchange for      31,936          -       15,807           -
expenses paid
Adjustments to reconcile net
  (loss) to
  net cash (used) by
  operating activities:
  (Increase) decrease in accounts  11,930     39,723       52,951     (74,944)
  receivable
  (Increase) decrease in prepaid        -    130,848      129,550    (130,848)
  inventory
  (Increase) decrease in prepaid        -     35,370       33,746     (39,160)
  expenses
  (Increase) in employee advances  (1,666)         -       (2,264)          -
  (Increase) decrease in           29,098    (75,200)      70,194    (121,469)
  inventory
  (Increase) decrease in deposits       -    (17,678)       3,812      (3,812)

  Increase (decrease) in accounts (67,506)    25,972       90,237      72,403
  payable
  Increase (decrease) in accrued (211,654)    78,656      161,091      50,563
  executive compensation
  Increase (decrease) in accrued    1,362    (14,244)      (2,231)     14,244
  salaries and wages
  Increase (decrease) in payroll     (106)    (1,333)        (393)      1,333
  taxes payable
  Increase (decrease) in accrued      325     12,976          (26)         26
  expenses
Net cash (used) by operating     (221,490)  (330,930)    (612,447)   (695,332)
activities


Cash flows from investing
activities



Cash flows from financing
activities
  Issuances of common stock        43,500    355,851      574,091     751,829
  Increase in convertible debt -  337,073          -            -           -
  related party
  Increase in convertible debt     50,000          -            -           -
  Increase in notes payable       180,000          -            -           -
Net cash provided by financing    610,573    355,851      574,091     751,829
activities

Net increase (decrease) in cash    65,831     24,921      (38,356)     56,497
Cash - beginning                   18,141     56,497       56,497           -
Cash - ending
                                  $83,972    $81,418      $18,141     $56,497

Supplemental disclosures:         $14,938     $5,964      $15,691        $757
  Interest paid
  Income taxes paid                $    -     $    -       $    -        $  -
_____________________________________________________________________________




 The accompanying notes are an integral part of these financial statements.  5.



 PAGE -33-



Note 1 - History and organization of the company

The  Company  was organized October 16, 2000 (Date of  Inception)
under  the  laws of the State of Nevada, as Body Art  &  Science,
Inc.   The Company is authorized to issue 100,000 shares of $0.01 par value common stock.

On November 6, 2000, the Company acquired Body Group, Inc., a company owned 100% by both Kevin Liske and Don Cox, and became a wholly-owned subsidiary of the Company.

On  May  7,  2001, the Company approved to dissolve  Body  Group,
Inc., a wholly-owned subsidiary of the Company.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
 For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include funds held in certificates of deposits and undeposited funds. There are cash equivalents in the amount of $577 as of June 30, 2002, $851 as of December 31, 2001 and $0 as of December 31, 2000.

Accounts receivable
 The accounts receivable arise in the normal course of business of selling nutraceutical products to distributors. Management feels that all accounts are fully collectible within one year. An allowance based on the direct charge-off method for bad debts of $8,542, $6,200 and $11,896 has been established for the period ended June 30, 2002, December 31, 2001 and 2000, respectively.

Prepaid expenses
 Prepaid expenses consist primarily of prepaid advertising, consulting expenses and utilities. As of June 30, 2002 and December 31, 2001, the Company had prepaid advertising of $3,500 and prepaid utilities of $1,914. As of December 31, 2000, the Company had prepaid advertising of $36,910 and prepaid consulting of $2,250.

Inventory
 Inventories  are  stated  at  the  lower  of  cost  or   market,
 determined by the first-in, first-out method.

Revenue recognition
 The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs
 The  Company  expenses  all  costs of advertising  as  incurred.
 There were advertising costs in the amount of $1,572, $117,798, and $8,599 included in general and administrative expenses as of June 30, 2002, December 31, 2001 and 2000.

Use of estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



 PAGE -34-


Fair value of financial instruments
 Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2002, December 31, 2001 and 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Reporting on the costs of start-up activities
 Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
 Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2002, December 31, 2001 and 2000.

Dividends
 The Company has not yet adopted any policy regarding payment  of
 dividends.   No  dividends  have been  paid  or  declared  since
 inception.

Segment reporting
 The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
 The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

 Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.



 PAGE -35-


Recent pronouncements
 In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

 SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including  that  acquired  before  initial  application  of  the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

 In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the
 Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

 In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

Stock-Based Compensation
 The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
 The Company has adopted December 31 as its fiscal year end.



 PAGE -36-


Note 3 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at June 30, 2002, the Company has recognized revenue of $643,505 to date and has accumulated operating losses of approximately $(1,643,798) since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 - Prepaid inventory

The amounts included in prepaid inventory are items that the Company ordered and paid for, but were not yet shipped by the balance sheet date from their suppliers and deposits for raw materials. As of June 30, 2002, December 31, 2001 and 2000, the amounts were $1,298, $1,298 and $130,848, respectively.

Note 5 - Inventory

Inventories at June 30, 2002, December 31, 2001 and 2000, consisted of the following:
___________________________________________________________________
                  June 30, 2002 December 31, 2001 December 31, 2000

Finished goods      $10,989       $27,098              $121,469
Raw materials       $14,988       $24,176                 $   -

Less: Reserve       ($3,800)      $     -                 $   -

Total               $22,177       $51,275              $121,469
___________________________________________________________________


Note 6 - Notes payable

During the period ended June 30, 2002, the Company executed promissory notes with four individuals and received a total amount of $180,000. During the one-year term of the note the annualized percentage rate is 12%. The Company will pay interest payments on a quarterly basis and at the end of the term the final interest payment and principal is due. In December 2002, the individuals shall receive 10,000 shares of the Company's $0.01 par value common stock as an enticement for each $10,000 that was loaned to the Company. As of June 30, 2002, the interest accrued is $0 and the balance due on the promissory notes is a total of $180,000.

Note 7 - Convertible debt

On February 1, 2002, the Company entered into a convertible secured promissory note with an individual and received $50,000. During the two-year term of the note the annualized percentage rate is 10% per annum beginning on March 1, 2002. The Company will pay interest payments on a quarterly basis and at the end of the term the final interest payment and principal is due. As of June 30, 2002, the interest expense is $1,667 and the balance due on the promissory notes is a total of $50,000. The individual has the right at any time to convert the entire or partial balance of the outstanding principal and interest at various rates of $0.50 - $2.50 depending on when it is converted.



PAGE -37-


On June 1, 2002, the Company entered into a convertible secured promissory note with The Olga Group, a company owned 100% by Mr. Liske, to convert $13,821 of the amount in accounts payable for the furniture and phone lease agreements. The note bears no interest and is due on July 1, 2004. Mr. Liske has the right at any time to convert the entire or partial balance of the outstanding principal at the rate of the lesser of $0.05 per share or the price per share as listed on any stock exchange.

Note 8 - Accrued executive compensation

In September 2000, the Company entered into a verbal Employment Agreement with Kevin Liske, it's Chairman of the Board, secretary, director and shareholder, whereby the Company is to pay Mr. Liske an annual base salary of $75,000. On January 1, 2002, the annual base salary increased to $100,000. For the period ended June 30, 2002, the amount accrued was $152,152 and for the years ended December 31, 2001 and 2000 the amounts accrued were $105,827 and $25,283 respectively. The amounts due for executive compensation have interest accrued at 9% per annum compounded monthly. During the period ended June 30, 2002, the amount accrued was $1,071 and for the years ended December 31, 2001 and 2000 the amounts accrued were $741 and $142 respectively.

In September 2000, the Company entered into a verbal Employment Agreement with Don Cox, it's CEO, president, director and shareholder, whereby the Company is to pay Mr. Cox an annual base salary of $75,000. On January 1, 2002, the annual base salary increased to $100,000. For the period ended June 30, 2002, the amount accrued was $152,152 and for the years ended December 31, 2001 and 2000 the amounts accrued were $105,827 and $25,283, respectively. The amounts due for executive compensation have interest accrued at 9% per annum compounded monthly. During the period ended June 30, 2002, the amount accrued was $1,071 and for the years ended December 31, 2001 and 2000 the amounts accrued were $741 and $142 respectively.

On May 31, 2002, Mr. Liske and Mr. Cox agreed to end their verbal Employment Agreements with the Company. Both individuals have decided to continue to work with the Company and keep their positions, but have decided not to receive any accrued salaries. In addition, they have forgiven the entire amount of accrued executive compensation and the Company has a gain on the forgiveness of debt in the amount of $304,303.

Note 9 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)

                 Valuation reserve                34.0%
                                              ------------
                 Total                               -%
                                              ============

As of December 31, 2001, the Company has a net operating loss carry forward of approximately $1,628,589 respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2021.

Note 10 - Stockholder's equity

The  Company is authorized to issue 100,000 shares of  its  $0.01 par value common stock.



PAGE -38-



On November 6, 2000, the Company issued a total of 51,500 shares of its $0.01 par value common stock to two of its founders and directors for cash and subscriptions receivable totaling
$1,300,000 and to its CFO for subscriptions receivable totaling $39,750. The Company received $751,829 in cash and $587,921 in subscriptions receivable.

In December 2001, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,807 in rent expense paid on behalf of the Company.

During the year ended December 31, 2001, the Company received a total of $574,091 to decrease the balance of subscriptions receivable by $548,171. In addition, the Company received $25,920 in contributed capital.

In March 2002, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,968 in rent expense paid on behalf of the Company.

In June 2002, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,968 in rent expense paid on behalf of the Company.

During the period ended June 30, 2002, the Company received a total of $43,500 in contributed capital.

There have been no other issuances of common stock.

Note 11 - Warrants and options

As of June 30, 2002 and December 31, 2001, there are no warrants or options outstanding to acquire any additional shares of common stock.

Note 12 - Related party transactions

During  the period ended June 30, 2002, the Company had  accounts receivable  in  the amounts of $40 due from an employee  and  $50 from the son of the president of the Company.

On March 2001, the Company executed a three year lease agreements with The Olga Group, company owned 100% by Kevin Liske for the rental of phone equipment. The lease is for a period of three years with monthly payments of $1,122. During the periods ended June 30, 2002, December 31, 2001 and 2000, the amounts for phone rental totaled $6,732, $11,220, and $0, respectively.

____________________________________
Period                      Payments

For  the year ended 2002     $6,732

For  the year ended 2003    $13,464

For    the   period          $2,244
ended Feb 2004

Totals                      $22,440
___________________________________

On August 2001, the Company executed a three year lease agreements with The Olga Group, company owned 100% by Kevin Liske for the rental of office furniture. The lease is for a period of three years with monthly payments of $455 for the office furniture. During the periods ended June 30, 2002, December 31, 2001 and 2000, the amounts for furniture and phone rental totaled $2,730, $2,275, and $0, respectively.
____________________________________
Period                      Payments

For  the year ended 2002     $2,730

For  the year ended 2003     $5,460

For    the   period
ended July 2004              $3,185

Totals                      $11,375
___________________________________






PAGE -39-




On June 1, 2002, the Company converted $13,821 of the amount in accounts payable for the furniture and phone lease agreements to convertible debt. The promissory note bears no interest and is due on July 1, 2004. Mr. Liske has the right at any time to convert the entire or partial balance of the outstanding principal at the rate of the lesser of $0.05 per share or the price per share as listed on any stock exchange.

During the period ended June 30, 2002, the Company executed a promissory note with an entity owned 100% by the parents of Mr. Liske and received a total amount of $30,000. During the one-year term of the note the annualized percentage rate is 12%. The Company will pay interest payments on a quarterly basis and at the end of the term the final interest payment and principal is due. In December 2002, the individuals shall receive 10,000 shares of the Company's $0.01 par value common stock as an enticement for each $10,000 that was loaned to the Company. As of June 30, 2002, the interest accrued is $0 and the balance due on the promissory note is a total of $30,000.

Note 13 - Subsequent events

On September 24, 2002, the Company amended its articles of incorporation and increased its authorized capital to 100,000,000 shares of $0.001 par value common stock and 20,000,000 shares of $0.001 par value preferred stock.

As of September 30, 2002, the Company currently has a bridge financing/private placement offering open and plans to raise a maximum of $250,000. As of June 30, 2002, the Company received
$180,000 and since then has received a total of $12,500.

On  October  2002, the Company amended its lease agreements  with
The  Olga Group, company owned 100% by Kevin Liske for the rental of  phone  equipment.  The lease was extended for  an  additional period of three years with the monthly payment of $443.
____________________________________
Period                      Payments

For  the year ended 2002     $4,659

For  the year ended 2003     $5,316

For  the year ended 2004     $5,316

For  the year ended 2005     $5,316

For  the year ended 2006     $5,316

For    the   period
ended Feb 2007                 $886

Totals                      $26,809
____________________________________



PAGE -40-



On  October  2002, the Company amended its lease agreements  with
The  Olga Group, company owned 100% by Kevin Liske for the rental of  office  furniture.  The lease was extended for an  additional period of three years with the monthly payment of $90.
___________________________________
Period                     Payments

For  the year ended 2002    $1,635

For  the year ended 2003    $1,080

For  the year ended 2004    $1,080

For  the year ended 2005    $1,080

For  the year ended 2006    $1,080

For    the   period
ended July 2007               $630

Totals                      $6,585
___________________________________



PAGE -41-





On September 24, 2002, the Company effectuated a forward stock split of 500-for-1.



Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.






PAGE -42-


              DEALER PROSPECTUS DELIVERY OBLIGATION

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







PAGE -43-


         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

BAS' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. BAS indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at BAS' request as one of its officers or directors. BAS may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of BAS' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, BAS' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. BAS has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                   $69
Escrow Fee                          $1,500
EDGAR Conversion Fees               $1,500
Blue Sky Qualification Fees           $250
and Expenses
Accounting Fees and Expenses        $8,000
Legal & Document Fees and           $4,000
Expenses
Printing and Engraving                $200
Miscellaneous                         $500
                                ------------
Total                           $16,019.00
                                ============



PAGE -44-



Item 26. Recent Sales of Unregistered Securities.

The  Company is authorized to issue 100,000 shares of  its  $0.01 par value common stock.

On November 6, 2000, the Company issued a total of 51,500 shares of its $0.01 par value common stock to two of its founders and directors for cash and subscriptions receivable totaling
$1,300,000 and to its CFO for subscriptions receivable totaling $39,750. The Company received $751,829 in cash and $587,921 in subscriptions receivable.

In December 2001, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,807 in rent expense paid on behalf of the Company.

During the year ended December 31, 2001, the Company received a total of $574,091 to cancel the entire balance due of $548,171 in subscriptions receivable and $25,920 in contributed capital.

In March 2002, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,968 in rent expense paid on behalf of the Company.

In June 2002, the Company issued 49 shares of its $0.01 par value common stock in exchange for $15,968 in rent expense paid on behalf of the Company.

During the period ended June 30, 2002, the Company received a total of $43,500 in contributed capital.

There have been no other issuances of common stock.

On September 24, 2002, the Company effectuated a forward stock split of 500-for-1.



Item 27. Exhibits.
________________________________________________________________
Exhibit           Name and/or Identification of Exhibit
 Number

   1.    Underwriting Agreement
         Placement Agent Agreement

   3.    Articles of Incorporation & By-Laws
         (a)  Restated Articles of Incorporation of Body Art &
              Science, Inc. filed on September 18, 2002.
         (b)  Bylaws of Body Art & Science, Inc. adopted on May
              5, 1999.

   5.    Opinion on Legality
         Attorney Opinion Letter.

  10.    Material Contracts
         Cross-License Agreement

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.



PAGE -45-




  99.    Other Exhibits
         a) Escrow Agreement
         b) Subscription Agreement
_________________________________________________________________



Item 28. Undertakings.

In this Registration Statement, BAS is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, BAS is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, BAS includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)  To  reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
        information   set  forth  in  the  Registration   Statement.
        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement



PAGE -46-



  relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





PAGE -47-



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on May 23, 2002.

                    Body Art & Science, Inc.
                   --------------------------
                          (Registrant)

                     By: /s/ Donald Cox, CEO
                        ---------------------

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature                Title                  Date
  ---------------         -------------         -------------

   /s/ Donald Cox         CEO, Director        October 11,2002
  ----------------
     Donald Cox


  /s/ Kevin Liske     Chairman of the Board    October 11,2002
 -----------------
                           of Directors
    Kevin Liske


   /s/ John Lewis      Principal Financial     October 11,2002
  -----------------
                             Officer
     John Lewis


   /s/ John Lewis      Principal Accounting    October 11,2002
  -----------------         Officer
     John Lewis











PAGE -48-